PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
April 21, 2025	(804) 217-5897

DYNEX CAPITAL, INC. ANNOUNCES
FIRST QUARTER 2025 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. ("Dynex" or the "Company") (NYSE: DX) reported its first quarter 2025 financial results today. Management will host a call today at 10:00 a.m. Eastern Time to discuss the results and business outlook. Details to access the call can be found below under "Earnings Conference Call."
Financial Performance Summary
•Total economic return of $0.33 per common share, or 2.6% of beginning book value, comprised of dividends declared of $0.47 per common share offset by a decline in book value of $(0.14) per common share
•Book value per common share of $12.56 as of March 31, 2025
•Comprehensive income of $0.16 per common share and net loss of $(0.06) per common share
•Raised equity capital of $240 million, net of issuance costs, through at-the-market ("ATM") common stock issuances
•Purchased $895 million in Agency RMBS and $55 million in Agency CMBS and increased TBA investments by $430 million
•Liquidity of $790 million as of March 31, 2025
•Leverage including to-be-announced ("TBA") securities at cost was 7.4 times shareholders' equity as of March 31, 2025
Management Remarks
"Over the past several quarters, we have deliberately positioned ourselves for a more dynamic macroeconomic environment. We’ve taken decisive steps to build resilience, including raising capital at attractive terms, preserving liquidity, and adding flexibility across our portfolio," said Byron L. Boston, Chairman and Co-CEO. Smriti L. Popenoe, Co-CEO and President, added, "We are delivering on our core strategy with a healthy balance sheet, high-quality liquid assets, and a robust liquidity position, and have remained agile even as the external environment shifted."

Earnings Conference Call
As previously announced, the Company's conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone by dialing 1-877-407-6914 or by live audio webcast by clicking the

"Webcast" button on the Investors page of the Company's website (www.dynexcapital.com), which includes a slide presentation. To listen to the live conference call via telephone, please dial in at least ten minutes before the call begins. An archive of the webcast will be available on the Company's website approximately two hours after the live call ends.

Consolidated Balance Sheets
($s in thousands except per share data)	March 31, 2025	December 31, 2024
ASSETS		audited
Cash and cash equivalents	$327,447	$377,099
Cash collateral posted to counterparties	260,563	244,440
Mortgage-backed securities (including pledged of $7,620,616 and $6,893,629, respectively)	8,399,925	7,512,087
Due from counterparties	2,645	10,445
Derivative assets	6,791	133
Accrued interest receivable	36,686	32,841
Other assets, net	10,779	7,534
Total assets	$9,044,836	$8,184,579

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$7,234,723	$6,563,120
Due to counterparties	332,676	341,924
Derivative liabilities	3,810	22,814
Cash collateral posted by counterparties	4,798	—
Accrued interest payable	46,861	44,672
Accrued dividends payable	20,707	16,501
Other liabilities	5,346	10,612
Total liabilities	7,648,921	6,999,643

Shareholders’ equity:
Preferred stock	$107,843	$107,843
Common stock	1,022	845
Additional paid-in capital	1,982,781	1,742,471
Accumulated other comprehensive loss	(153,099)	(172,489)
Accumulated deficit	(542,632)	(493,734)
Total shareholders' equity	1,395,915	1,184,936
Total liabilities and shareholders’ equity	$9,044,836	$8,184,579

Preferred stock aggregate liquidation preference	$111,500	$111,500
Book value per common share	$12.56	$12.70
Common shares outstanding	102,226,355	84,491,800

Consolidated Comprehensive Statements of Income (unaudited)
	Three Months Ended
($s in thousands except per share data)	March 31, 2025	December 31, 2024
INTEREST INCOME
Interest income	$95,059	$88,496
Interest expense	(77,926)	(81,609)
Net interest income	17,133	6,887

OTHER GAINS (LOSSES)
Unrealized gain (loss) on investments, net	109,997	(223,225)
(Loss) gain on derivatives, net	(118,088)	276,670
Total other (losses) gains, net	(8,091)	53,445

EXPENSES
General and administrative expenses	(11,764)	(8,799)
Other operating expense, net	(354)	(447)
Total operating expenses	(12,118)	(9,246)

Net (loss) income	(3,076)	51,086
Preferred stock dividends	(1,923)	(1,923)
Net (loss) income to common shareholders	$(4,999)	$49,163

Other comprehensive income:
Unrealized gain (loss) on available-for-sale investments, net	19,390	(36,601)
Total other comprehensive income (loss)	19,390	(36,601)
Comprehensive income to common shareholders	$14,391	$12,562

Weighted average common shares-basic	90,492,327	81,145,733
Weighted average common shares-diluted	90,492,327	81,705,477
Net (loss) income per common share-basic	$(0.06)	$0.61
Net (loss) income per common share-diluted	$(0.06)	$0.60
Dividends declared per common share	$0.47	$0.43

The following table summarizes the changes in the Company's financial position during the first quarter of 2025:

($s in thousands except per share data)	Net Changes in Fair Value	Components of Comprehensive Income	Common Equity Rollforward
Balance as of December 31, 2024 (1)			$1,073,436
Net interest income		$17,133
Net periodic interest from interest rate swaps		10,851
Operating expenses		(12,118)
Preferred stock dividends		(1,923)
Changes in fair value:
MBS and loans	$129,387
TBAs	42,174
U.S. Treasury futures	(44,347)
Interest rate swaps	(127,577)
Interest rate swaptions	811
Total net change in fair value		448
Comprehensive income to common shareholders			14,391
Capital transactions:
Net proceeds from stock issuance (2)			240,487
Common dividends declared			(43,899)
Balance as of March 31, 2025 (1)			$1,284,415
(1)Amounts represent total shareholders' equity less the aggregate liquidation preference of the Company's preferred stock of $111,500.
(2)Net proceeds from common stock issuances includes $239.7 million from ATM issuances and $0.8 million from amortization of share-based compensation, net of grants.

Investment Portfolio and Financing
The following table provides detail on the Company's MBS investments, including TBA securities, as of the periods indicated:

	March 31, 2025			December 31, 2024
($ in millions)	Amortized Cost/Implied Cost Basis	Fair Value	Unrealized Gain (Loss)	Amortized Cost/Implied Cost Basis	Fair Value	Unrealized Gain (Loss)
30-year fixed rate RMBS:
2.0% coupon	$654,189	$518,108	$(136,081)	$666,107	$516,541	$(149,566)
2.5% coupon	572,705	465,278	(107,427)	582,776	463,402	(119,374)
4.0% coupon	318,061	299,052	(19,009)	325,091	299,774	(25,317)
4.5% coupon	1,593,059	1,576,921	(16,138)	1,291,410	1,252,219	(39,191)
5.0% coupon	2,364,405	2,370,615	6,210	2,315,518	2,284,613	(30,905)
5.5% coupon	2,650,442	2,651,860	1,418	2,207,296	2,178,180	(29,116)
6.0% coupon	299,966	303,998	4,032	307,211	307,509	298
TBA 4.0%	1,194,627	1,193,191	(1,436)	424,917	421,796	(3,121)
TBA 4.5%	365,420	369,887	4,467	361,610	359,837	(1,773)
TBA 5.0%	537,463	537,505	42	693,938	684,706	(9,232)
TBA 5.5%	630,622	629,718	(904)	860,609	852,053	(8,556)
Total Agency RMBS	$11,180,959	$10,916,133	$(264,826)	$10,036,483	$9,620,630	$(415,853)

Agency CMBS	$109,578	$106,429	$(3,149)	$99,848	$95,463	$(4,385)
Agency CMBS IO	102,898	99,267	(3,631)	109,335	103,606	(5,729)
Non-Agency CMBS IO	6,013	8,397	2,384	8,256	10,780	2,524
Total	$11,399,448	$11,130,226	$(269,222)	$10,253,922	$9,830,479	$(423,443)

The following table provides detail on the Company's repurchase agreement borrowings outstanding as of the dates indicated:

	March 31, 2025			December 31, 2024
Remaining Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity
($s in thousands)
Less than 30 days	$3,932,031	4.47%	67	$1,742,440	4.83%	68
30 to 90 days	2,997,548	4.45%	96	4,820,680	4.78%	83
91 to 180 days	305,144	4.40%	152	—	—%	—
Total	$7,234,723	4.46%	83	$6,563,120	4.80%	79

The following table provides details on the performance of the Company's MBS, repurchase agreement financing, and interest rate swaps for the first quarter of 2025 compared to the prior quarter:

	Three Months Ended
	March 31, 2025			December 31, 2024
($s in thousands)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)
Agency RMBS	$90,075	$7,726,081	4.66%	$82,490	$7,181,923	4.59%
Agency CMBS	735	86,880	3.38%	760	100,308	2.96%
CMBS IO(5)	2,332	113,263	8.74%	2,605	122,097	8.00%
Mortgage loans	14	999	4.96%	19	1,082	6.23%
	93,156	7,927,223	4.71%	85,874	7,405,410	4.63%
Cash equivalents	1,903			2,622
Total interest income	$95,059			$88,496

Repurchase agreement financing	(77,926)	6,842,485	(4.56)%	(81,609)	6,431,743	(4.97)%
Net interest income/net interest spread	$17,133		0.15%	$6,887		(0.34)%

Net periodic interest from interest rate swaps	10,851		0.64%	11,926		0.74%
Economic net interest income (6)	$27,984		0.79%	$18,813		0.41%

(1)Average balance for assets is calculated as a simple average of the daily amortized cost and excludes securities pending settlement if applicable.
(2)Average balance for liabilities is calculated as a simple average of the daily borrowings outstanding during the period.
(3)Effective yield is calculated by dividing annualized interest income by the average balance of asset type outstanding during the reporting period. Unscheduled adjustments to premium/discount amortization/accretion, such as for prepayment compensation, are not annualized in this calculation.
(4)Financing cost is calculated by dividing annualized interest expense by the total average balance of borrowings outstanding during the period with an assumption of 360 days in a year.
(5)CMBS IO ("Interest only") includes Agency and non-Agency issued securities.
(6)Represents a non-GAAP measure.

Hedging Portfolio
The following tables provide details on the Company's interest rate hedging portfolio as of the dates indicated:

	March 31, 2025		December 31, 2024
Derivative Type	Notional Amount Long (Short)	WAVG Fixed Pay Rate	Notional Amount Long (Short)	WAVG Fixed Pay Rate
($s in thousands)
30-year U.S. Treasury futures	$(766,500)	n/a	$(516,500)	n/a
10-year U.S. Treasury futures	$(795,000)	n/a	(735,000)	n/a
4-5 year interest rate swaps	(1,275,000)	3.42%	(1,275,000)	3.42%
6-7 year interest rate swaps	(3,510,000)	3.66%	(3,085,000)	3.61%
9-10 year interest rate swaps	(1,350,000)	3.92%	(1,025,000)	3.83%
10-15 year interest rate swaps	(200,000)	3.93%	—	—%

	March 31, 2025			December 31, 2024
	Underlying Receiver Swap			Underlying Receiver Swap
	Notional Amount	Average Fixed Receive Rate	Average Term (Years)	Notional Amount	Average Fixed Receive Rate	Average Term (Years)
($s in thousands)
1-2 year interest rate swaption	$500,000	3.25%	5 year	—	—%	—

The following table provides detail on the Company's "gain (loss) on derivatives, net" recognized in the Company's consolidated statements of comprehensive income (loss) during the periods indicated:

	Three Months Ended
	March 31, 2025	December 31, 2024
Unrealized gain (loss):
TBA securities	$24,851	$(23,158)
U. S. Treasury futures	(18,546)	(4,462)
Interest rate swaps	(127,577)	151,010
Interest rate swaptions	811	—
	(120,461)	123,390

Realized gain (loss) upon settlement, maturity or termination:
TBA securities	17,323	(49,385)
U. S. Treasury futures	(25,801)	190,739
Interest rate swaps	—	—
	(8,478)	141,354

Net periodic interest:
Interest rate swaps	10,851	11,926
(Loss) gain on derivatives, net	$(118,088)	$276,670

The table below provides the projected amortization of the Company's net deferred tax hedge gains that may be recognized as taxable income over the periods indicated, given conditions known as of March 31, 2025; however, uncertainty inherent in the forward interest rate curve makes future realized gains and losses difficult to estimate, and as such, these projections are subject to change for any given period.

Projected Period of Recognition for Remaining Tax Hedge Gains, Net	March 31, 2025
($ in thousands)
Fiscal year 2025 (including estimate of $24.9 million for first quarter)	$100,144
Fiscal year 2026	100,421
Fiscal year 2027	95,831
Fiscal year 2028 and thereafter	422,642
$719,038

Non-GAAP Financial Measures
In evaluating the Company’s financial and operating performance, management considers book value per common share, total economic return to common shareholders, and other operating results presented in accordance with GAAP as well as certain non-GAAP financial measures, which include earnings available for distribution (“EAD”) to common shareholders (including per common share) and economic net interest income (and the related metric economic net interest spread). Management believes these non-GAAP financial measures may be useful to investors because they are viewed by management as a measure of the investment portfolio’s return based on the effective yield of its investments, net of financing costs and, with respect to EAD, net of other normal recurring operating income/expenses.
Drop income/loss generated by TBA dollar roll positions, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, is included in EAD because management views drop income/loss as the economic equivalent of net interest income on the underlying Agency security from trade date to settlement date. However, drop income/loss does not represent the total realized gain/loss from the Company’s TBA securities.
Management also includes net periodic interest from its interest rate swaps, which is included in "gain (loss) on derivatives instruments, net", in each of these non-GAAP measures because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including net periodic interest from interest rate swaps is a helpful indicator of the Company’s total financing cost in addition to GAAP interest expense.
Non-GAAP financial measures are not a substitute for GAAP earnings and may not be comparable to similarly titled measures of other REITs because they may not be calculated in the same manner. Furthermore, though EAD is one of several factors our management considers in determining the appropriate level of distributions to common shareholders, it should not be utilized in isolation, and it is not an accurate indication of the Company’s REIT taxable income or its distribution requirements in accordance with the Tax Code.
Reconciliations of each non-GAAP measure to certain GAAP financial measures are provided below.

	Three Months Ended
($s in thousands except per share data)	March 31, 2025	December 31, 2024
Comprehensive income to common shareholders (GAAP)	$14,391	$12,562
Less:
Change in fair value of investments, net (1)	(129,387)	259,826
Change in fair value of derivative instruments, net (2)	133,724	(264,285)
EAD to common shareholders (non-GAAP)	$18,728	$8,103

Weighted average common shares	90,492,327	81,145,733
Net interest income (GAAP)	$17,133	$6,887
Net periodic interest from interest rate swaps	10,851	11,926
Economic net interest income	27,984	18,813
TBA drop income (3)	4,785	459
Operating expenses	(12,118)	(9,246)
Preferred stock dividends	(1,923)	(1,923)
EAD to common shareholders (non-GAAP)	$18,728	$8,103

Net interest spread (GAAP)	0.15%	(0.34)%
Net periodic interest as a percentage of average repurchase borrowings	0.64%	0.75%
Economic net interest spread (non-GAAP)	0.79%	0.41%

(1)Amount includes realized and unrealized gains and losses from the Company's MBS.
(2)Amount includes unrealized gains and losses from changes in fair value of derivatives (including TBAs accounted for as derivative instruments) and realized gains and losses on terminated derivatives and excludes TBA drop income and net periodic interest from interest rate swaps.
(3)TBA drop income/loss is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," "will," "continue" and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release, including statements made in Mr. Boston's and Ms. Popenoe's quotes, may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, management's views on expected characteristics of future investment and macroeconomic environments, central bank strategies, prepayment rates and investment risks, future investment strategies, future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of the Company's investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, ability to find suitable investment opportunities; changes in domestic economic conditions; geopolitical events, such as terrorism, war or other military conflict, including the wars between Russia and Ukraine and between Israel and Hamas and the related impacts on macroeconomic conditions as a result of such conflicts; changes in interest rates and credit spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance, particularly as it relates to cash flow, prepayment rates and credit performance; the impact on markets and asset prices from changes in the Federal Reserve’s policies regarding purchases of Agency RMBS, Agency CMBS, and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy or asset allocations; the quality of performance of third-party servicer providers, including the Company's sole third-party service provider for our critical operations and trade functions; the loss or unavailability of the Company’s third-party service provider’s service and technology that supports critical functions of the Company’s business related to the Company’s trading and borrowing activities due to outages, interruptions, or other failures; the level of defaults by borrowers on loans underlying MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets, or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Board of Governors of the Federal Reserve; the political environment in the U.S.; systems failures or cybersecurity incidents; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with and furnished to the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Company Description
Dynex Capital, Inc. is a financial services company committed to ethical stewardship of stakeholders' capital, employing comprehensive risk management and disciplined capital allocation to generate dividend income and long-term total returns through the diversified financing of real estate assets in the United States. Dynex operates as a REIT and is internally managed to maximize stakeholder alignment. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.

#	#	#